EXHIBIT 99.2

UNAUDITED FINANCIAL STATEMENTS OF TRILLIANT CORPORATION AS OF JUNE 30, 2005 AND DECEMBER 31, 2004 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

TRILLIANT CORPORATION
UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2005 AND DECEMBER 31, 2004

TRILLIANT CORPORATION
TABLE OF CONTENTS

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Unaudited Financial Statements:

Unaudited Balance Sheets as of June 30, 2005 and December 31, 2004	3

Unaudited Statements of Operations for the three and six months ended June 30, 2005 and 2004	4

Unaudited Statements of Cash Flows for the six months ended June 30, 2005 and 2004	5

Notes to Unaudited Financial Statements	6

TRILLIANT CORPORATION
BALANCE SHEETS
UNAUDITED

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Accounts receivable, net	$153,651	$222,556
Total current assets	153,651	222,556
Property and equipment, net	12,832	19,078
Intangible assets, net	1,250	1,250

Total assets	$167,733	$242,884

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Bank line of credit	$50,746	$50,191
Notes payable - related parties	254,542	269,903
Accounts payable	27,555	15,727
Accrued liabilities	14,947	27,410
Total current liabilities	347,790	363,231

Long term debt - related party	24,341	30,249

Total liabilities	372,131	393,480

Stockholders’ deficit:
Common stock, no par value, 10,000,000 shares authorized, issued and outstanding at June 30, 2005 and December 31, 2004, respectively.	1,000	1,000
Additional paid-in capital	2,100	2,100
Treasury stock	(39,877)	(39,877)
Accumulated deficit	(167,621)	(113,819)
Total stockholders’ deficit	(204,398)	(150,596)

Total liabilities and stockholders’ deficit	$167,733	$242,884

The accompanying notes are an integral part of the financial statements.

TRILLIANT CORPORATION
STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Service revenue	$290,962	$307,093	$514,382	$548,499

Selling, general and administrative expenses	309,757	381,113	561,009	830,956

Loss from operations	(18,795)	(74,020)	(46,627)	(282,457)

Interest expense and other	3,120	1,553	7,175	8,909
Net loss	$(21,915)	$(75,573)	$(53,802)	$(291,366)

TRILLIANT CORPORATION
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2005 AND 2004
UNAUDITED

	June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(53,802)	$(291,366)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,246	8,504
Changes in operating assets and liabilities:
Accounts receivable	68,905	79,268
Accounts payable and accrued liabilities	(635)	22,091

Net cash provided by (used in ) operating activities	20,714	(181,503)

Cash flows from financing activities:
Proceeds from notes payable to related parties	2,784	150,500
Repayment of notes payable to related parties	(8,137)	(53,193)
Proceeds from bank line of credit	27,360	18,085
Repayment of bank line of credit	(42,721)	(1,477)

Net cash provided by (used in) financing activities	(20,714)	113,915

Net increase (decrease) in cash and cash equivalents	-	(67,588)

Cash and cash equivalents at beginning of period	-	67,588

Cash and cash equivalents at end of period	$-	$-

Supplemental disclosures:

Cash paid for interest	$6,416	$7,420

TRILLIANT CORPORATION
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

1.	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Trilliant Corporation ("Trilliant"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Trilliant's audited financial statements for the year ended December 31, 2004. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2004 have been omitted.